Dated this 9th day of November, 1982






                       THE NORTHERN TERRITORY OF AUSTRALIA


                     Petroleum (Prospecting and Mining) Act





                       PALM VALLEY PRODUCTION LEASE (OL3)





                       MAGELLAN PETROLEUM (N.T.) PTY LTD.












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THIS LEASE made the 9th day of November One thousand nine hundred and eighty-two
BETWEEN the NORTHERN TERRITORY OF AUSTRALIA (in this lease called "the Territory") of the one part and MAGELLAN PETROLEUM (N.T.) PTY LTD a company incorporated under the Companies Act of the State of Queensland and having its registered office in the Territory care of Veritatem Nominees (N.T.) Pty Ltd, 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin in the Territory (in this lease called "the lessee" which expression shall, where the context so admits, include its successors in title and permitted assigns) of the other part WHEREAS the lessee is the holder of a permit issued in pursuance of section 21 of the Petroleum (Prospecting and Mining) Act (in this lease called "the Act") AND WHEREAS the lessee has applied to the Minister for Mines and Energy for the issue of a lease under section 43 of the Act AND WHEREAS the Territory is desirous of leasing to the lessee in pursuance of the Act and in consideration of the rent, royalties and covenants hereinafter reserved and provided and on the part of the lessee to be paid and observed ALL THAT piece or parcel of land (in this lease called "the land") containing by admeasurement 615.70 square kilometres or thereabouts and more particularly described and delineated in the Schedule to this lease for the purpose of mining for petroleum TOGETHER WITH the rights, liberties, easements, advantages and appurtenances thereto belonging or appertaining NOW THEREFORE I, IAN LINDSAY TUXWORTH, the Minister for Mines and Energy for and on behalf of the Territory, in pursuance of the Act, hereby grant to the lessee a lease over the land in accordance with and under the terms of the Act EXCEPTING and RESERVING out of this lease -

         (a) the right of the Territory to grant, upon such terms and conditions as the Minister thinks fit, for joint or several use, such rights of way or easements through, upon, over or in the whole of or any portion of the land to which this lease applies as are necessary for or appropriate to -

                  (i) the development or working of the land or of other land containing petroleum deposits;


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                  (ii)     the treatment or  transportation of the products from
                           those petroleum deposits by or under the authority of the Minister, his permittees or lessees;

                  (iii) the development or working of agricultural land or land in respect of which a miner's right, mining lease or a prospecting authority has been issued or a reservation has been made under the Mining Act; or

                  (iv)     any other public purpose;

         (b) the right to all helium found in association with petroleum and the right to erect on the land a plant for the extraction of helium from any gases produced by the lessee, together with such incidental rights as are necessary for the purpose of removing the helium;

         (c) the right to authorize mining on the land, in respect of which a lease is in force, under the provisions of the Mining Act;

         (d) the right to any substance in or on the land to which the lease applies which is a prescribed substance within the meaning of the Atomic Energy Act 1953 of the Commonwealth;

         (e) the right to enter the land for the purpose of making a reconnaissance survey, detailed survey or a scientific or technical investigation; and

         (f) the right to grant authority to a person under section 28 of the Act to enter the land for the purpose of making a geological investigation and for that purpose to carry out geological surveys on that land.


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TO HOLD the same UNTO THE LESSEE for the term of 21 years commencing on the date of this lease with the right as provided for in section 50 of the Act to renew the same for a further period of 21 years and such further renewals or extensions permitted under the Act for the purpose of mining for petroleum on the land and for all purposes necessary to carry on the lessee's overall mining operations under the Act on or in the land including, subject to compliance with any law with respect to water or timber and subject to such conditions with respect to payment or otherwise as are prescribed by the Act or the Regulations made under the Act -

         (a) for the drilling and taking of water that is or may be under the surface of the land and to take and divert water from any natural spring, lake, pool or watercourse situated on or flowing through any land (including private land and improved land) to which the lease applies and use the water for any purpose for prospecting or mining operations under the lease; and

         (b) for the cutting and using of timber on the land (other than private land or improved land) to which the lease applies for building or construction work, firewood or other necessary purposes but the lessee shall not cut timber on such lands as are specified by the Minister by notice in the Government Gazette of the Territory nor on land which is -

                  (i) within a distance of 3 kilometres from a homestead or outstation; or

                  (ii) within a distance of 3 kilometres from a watering point,

                  on land held under a pastoral lease, pastoral homestead lease or grazing licence granted under the Crown Lands Act,

but upon and subject to the Act YIELDING AND PAYING thereto the yearly rent hereinafter provided AND FURTHER YIELDING AND PAYING therefor royalties at the rates and in the manner hereinafter provided:


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1.       THE LESSEE for itself and  for  its  successors  and  permitted assigns covenants with the Territory -

         (a) to pay, during the period of this lease, the rent and royalties prescribed by the Act clear of all deductions at the respective rates and times and in the manner provided in the Act;

         (b) unless authorized to do so by the Minister not to bore or sink for, pump or raise water, nor to erect any dam or other facility on existing rivers or water-ways for the purpose of the supply of water;

         (c) to operate in accordance with good oilfield practice and in accordance with the Technical Report, and to take all steps necessary to restore and leave the surface of the land in a condition satisfactory to the Minister so that -

                  (i)      there shall be no abnormal batters or contours;

                  (ii) the surface soil (if any) existing prior to the mining operations shall, where possible, be preserved and subsequently spread to maximum advantage over the mined area;

                  (iii) there shall be a minimum interference with the natural drainage system except where it is found expedient to use any mined area for the storage of water;

                  (iv) there shall not arise any pollution of any drainage system that is dangerous or injurious to public health; and


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                  (v)      the   provisions  of   sub-paragraph   (ii)  of  this
                           paragraph shall be carried out progressively within 3 months of the cessation of mining on that mined area in order to allow for the regeneration of vegetation;

         (d) not to use or work the land nor permit it to be used or worked except for the purposes for which it is leased;

         (e) to observe, perform and carry out the provisions of the Act and the Regulations and of the Mines Safety Control Act and the Regulations for the time being in force under that Act or any other Act so far as those provisions affect or have reference to a lease granted under the Act;

         (f) during the whole of the period in which any well is being drilled in the land and thereafter until the well is plugged and abandoned at the sole expense or cost of the lessee to maintain with an insurance company approved by the Minister a policy of insurance covering the control of well redrilling and well recompletion expenses seepage, pollution and general liability in the sum of not less than seven million dollars in respect of any one loss arising out of any one event indemnified (or such other form of insurance as is acceptable to the Minister) naming the Territory as Lessor and upon request by the Minister to produce evidence of the currency of such insurance;

         (g) to treat the petroleum in accordance with good oilfield practice and considering the circumstances to make the best use of the petroleum reserves;

         (h) to take competent advice in association with experts nominated by the Minister as to what steps are reasonably possible to progressively encourage and promote regeneration and development of vegetation on mined areas;

         (j) to erect such fences or to take such other steps as may be reasonably necessary for security or safety purposes;


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         (k)      to permit access to any part of the land,  not being a part or parts designated a restricted area under paragraph (j) of this clause, by the officers, employees and agents of the Minister or the Territory;

         (m) not to interfere with or mine on any public road on the land unless the lessee has provided an alternative road approved by the Minister;

         (n) not to interfere with or mine in an area constituting a public airstrip unless and until the lessee has first constructed an alternative comparable airstrip on other land specified for that purpose by the Minister and the alternative airstrip is licensed for the same purpose as the existing public airstrip; and

         (p) to allow free public access to and along any public road and the airstrip or the alternative airstrip constructed in accordance with paragraph (n) of this clause.

2. AND THE LESSEE for itself and its successors and permitted assigns further covenants with the Territory -

         (1) For the purpose of calculating the value at the well-head of all substances upon which a royalty is payable as provided by the Act, the lessee shall measure the quantity of such substances by a measuring device approved by the Minister and installed at the well-head, or at such other place as the Minister approves, by the lessee.

         (2) The lessee shall, from time to time, permit any person authorized by the Minister, at such times as the Minister may require, to test and examine any measuring device used or to be used by the lessee to measure the quantity of petroleum recovered from the land.

         (3) The lessee shall, at all times during the continuance of the lease, comply with the Act and Regulations and all other laws from time to time in force so far as they are applicable to or in relation to the land and the use of the land by the lessee.


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         (4) The lessee  shall  comply  promptly  with the  requirements  of all notices relating to the land and the use of the land by the lessee lawfully given to the lessee in pursuance of any law in force in the Territory.

         (5) When and as often as the lessee intends to construct on the land any permanent building, plant, water-way, road or other improvement or structure permitted to be constructed by the Act or Regulations, the lessee shall give to the Minister written notice of the proposed location thereof and shall obtain the Minister's written consent before commencing any such construction work, which consent may be given on such terms and conditions as the Minister thinks fit, and the lessee shall give to the Minister such further information as the Minister may, from time to time, require in respect of any such construction.

         (6) The lessee shall, from time to time when so required in writing by the Minister during the continuance of the lease, make provision to the satisfaction of the Minister for the continued conservation and protection of the natural resources of the land, including fauna and flora, and for minimizing damage to or pollution or degradation of the natural environment and in accordance with the Environmental Report.

         (7) If the Minister so directs in writing, the lessee shall, within 3 months next following the expiration or earlier determination of the lease, remove from the land all plant, buildings, equipment and other property of the lessee reasonably capable of being so removed.

         (8) The lessee shall take all reasonable steps to ensure that -

         (a) topsoil from all disturbed areas of the land is stockpiled and, within the 3 months next following the expiration or earlier determination of the lease, is to the satisfaction of the Minister respread to maximum advantage for rehabilitation and revegetation purposes; and


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         (b)      wherever  vegetation on the land has been removed,  damaged or interfered with, within 3 months next following the expiration or earlier determination of the lease, all areas from or on which vegetation has been so removed, damaged or interfered with is revegetated in the manner and to the extent required by the Minister.

         (9) The waiver by the Minister of any default by the lessee shall not prevent the Minister from cancelling the lease pursuant to the Act or the exercise by the Minister of any other remedy he may have by reason of any other cause or for the same cause arising at any other time.

         (10) The lessee shall inform all employees, agents and contractors of the lessee from time to time working on the land of the principal obligations of the lessee under any agreement between the lessee and a Land Council established by or under the Aboriginal Land Rights (Northern Territory) Act 1976 of the Commonwealth and shall take all reasonable steps to ensure that such employees, agents and contractors comply with and observe such obligations.

         (11) The lessee shall, at all times, indemnify and keep the Territory and the Minister, and all servants thereof, indemnified against all actions, proceedings, costs, charges, claims and demands whatsoever which may be made or brought against the Territory or the Minister or any such servant by any person whomsoever in relation to or in connection with the lease or any matter or thing done or purported to have been done in pursuance thereof.

         (12) The lessee shall, from time to time, deliver to the Minister or his duly authorized representative copies of or extracts from such records of the lessee relating to the land or the operations of the lessee thereon as the Minister may, from time to time in writing, require.

         (13) The lessee shall, at all times, permit a person duly authorized in writing by the Minister to inspect any of the records of the lessee relating to the land or the operations of the lessee thereon and that person may take such copies of or extracts from such records as he requires.

3. AND IT IS further expressly agreed and declared between the parties hereto -

         (a) that the lessee shall conduct all operations on the land in accordance with good oilfield practice and in a diligent, careful and workmanlike manner and in accordance with the law applicable to such operations and in accordance with the Technical Report;

         (b) that the lessee shall, prior to the signing of this lease, execute and deliver to the Minister a bond in a form approved by the Minister;

         (c) that in accordance with the Technical Report, the lessee will attempt to determine the deliverability of the field within two years from the date of commencement of production and transmission of gas from the field, and at the end of that period or such longer period as the Minister allows, will provide a written assessment of the reserves in the field and a further Technical Report on the subsequent development of the field for the Minister's approval; and

         (d) that pursuant to section 55(4) of the Act, the Minister directs that no well be drilled in the lease area, as required by 55(l)(a)(ii) of the Act, until he has considered the written assessment of reserves and Technical Report referred to in 3(c), or until the drilling of the said well or wells becomes necessary for the proper appraisal of the gas field or the continued production of gas from such field, whichever is the earlier, or unless the lessee elects to drill at any earlier date, consistent with the objectives of the Technical Report.

4. (1) ANY DISPUTE or difference between the parties arising out of or in connection with this lease, which the parties have been unable to settle by negotiation and agreement shall, at the request of either party made to the other in writing and stating the matter in dispute, be submitted to the arbitration of 3 arbitrators, one to be appointed by the Minister, one to be appointed by the lessee and the third to be chosen by the 2 arbitrators so appointed.

         (2) Any such arbitration shall be held in Darwin and shall be conducted in accordance with the Arbitration Rules of the International Chamber of Commerce as in force on the first day of June 1955, and it is expressly agreed that notwithstanding anything to the contrary contained in the aforesaid Arbitration Rules, adoption by the parties of such rules shall not constitute or operate as a waiver by either party of its right of appeal from any award on a point of law nor operate so as to exclude the jurisdiction of any court competent to decide such point of law.

         (3) Each party shall bear its own costs in connection with such arbitration and the expenses of the arbitrators shall be borne as the arbitrators may direct. The majority decision of the arbitrators shall prevail and shall constitute an award. Any award made in respect of a dispute or difference submitted to arbitration pursuant to this clause shall, except on a point of law, be final and binding upon the parties.

         (4) The making of an award upon any dispute or difference capable of being submitted to arbitration pursuant to this clause shall be a condition precedent to any action upon such dispute or difference, it being expressly agreed that no cause of action shall arise upon such dispute or difference until the making of an award as aforesaid.

5.       (1)      IN THIS LEASE, unless the contrary intention appears -

         "Environment Report" means the  Environment  Assessment and  Management
                  Report - Palm Valley Gas Project dated March 8, 1982 and approved by the Minister on the 25th day of October, 1982;

         "Minister"  means  the  Minister  for  Mines and Energy,  or such other
                  Minister for the Territory as may be charged with the administration of the Act;

         "Technical Report" means the Technical Report - Palm Valley Project and the Supplemental Testing Programme approved by the Minister on the 8th day of November 1982 together with such modifications or amendments that are approved by the Minister from time to time.

         (2) For the purposes of this lease, the expression "good oilfield practice", wherever occurring in this lease, shall include the requirement that the land will be developed in accordance with the technology which, from time to time, is determined in writing by the Minister to be the most appropriate technology and which causes the least damage to the natural resources of the land, including the fauna and flora, and the least damage to or pollution or degradation of the natural environment.


SIGNED by IAN LINDSAY TUXWORTH,            )
                                           )
Minister for Mines and Energy, for         )
                                           )
and on behalf of the Northern              )
                                           )
Territory of Australia in the              )
                                           )
presence of                                )
                                                   /s/ Ian Lindsay Tuxworth
                                               .................................

     /s/ _________________________



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THE COMMON SEAL of MAGELLAN                )
                                           )
PETROLEUM (N.T.) PTY LTD was               )
                                           )
hereunto affixed by authority of           )
                                           )
the Directors in the presence of           )


                                                       /s/ Roy M. Hopkins
Director                                       .................................


                                                       /s/ Hedley Howard
Secretary                                      .................................

                         -------------------------------



                                    SCHEDULE


ALL THAT piece or parcel of land in the Northern Territory of Australia containing an area of 237.72 square miles (615.70 square kilometres) more or less, the boundary of which is described as follows:

Commencing at the intersection of latitude 23(degree)57' with longitude 132(degree)25' thence proceeding to the intersection of latitude 23(degree)57' with longitude 132(degree)45' thence proceeding to the intersection of latitude 24(degree)01'35" with longitude 132(degree)55'02" thence proceeding to the intersection of 24(degree)06' with longitude 132(degree)55'02" thence proceeding to the intersection of latitude 24(degree)06' with longitude 132(degree)49'57" thence proceeding to the intersection of latitude 24(degree)03'45" with longitude 132(degree)45'02" thence proceeding to the intersection of latitude 24(degree)03'45" with longitude 132(degree)25' thence proceeding to the intersection of latitude 23(degree)57' with longitude 132(degree)25'.